MEMPHIS 150 L.P. 2002

FINANCIAL STATEMENTS

December 31, 2006

with

Report of Independent Auditors

Report of Independent Auditors

To the Partners of

Memphis 150 L.P. 2002:

We have audited the accompanying balance sheet of Memphis 150 L.P. 2002 as of December 31, 2006, and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Memphis 150 L.P. 2002 as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with” accounting principles generally accepted in the United States of America.

Alpharetta, Georgia
June 28, 2007

MEMPHIS 150 L.P. 2002

BALANCE SHEET

December 31, 2006

ASSETS
Cash and cash equivalents	$24,227
Accounts receivable	23,978
Land	228,000
Buildings, net of accumulated depreciation	5,349,751
Intangible assets, net of accumulated amortization	80,524

Total assets	$5,706,480

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Accounts payable	$141
Security deposits payable	28,855
Accrued expenses	95,730
Due to related parties	832,746
Developer fee payable	386,887
Construction loan payable	2,450,000

Total liabilities	3,794,359

Partners’ capital	1,912,121

Total liabilities and partners’ capital	$5,706,480

See accompanying notes

MEMPHIS 150 L.P. 2002

STATEMENT OF OPERATIONS

For the year ended December 31, 2006

REVENUE
Rental revenue	$483,703
Other revenue	9,767

Total revenue	493,470

OPERATING EXPENSES
General and administrative	6,927
Utilities	6,416
Tax and insurance	97,660
Property management fee	42,837
Asset management fee	7,000
Repairs and maintenance	123,042
Marketing and advertising	8,336
Legal and other professional fees	25,368

Total operating expenses	317,586

OPERATING INCOME	175,884

OTHER INCOME AND (EXPENSES)
Interest income	2
Interest expense	(250,879)
Depreciation and amortization	(208,990)

Net other income and (expenses)	(459,867)

NET LOSS	$(283,983)

See accompanying notes

MEMPHIS 150 L.P. 2002

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the year ended December 31, 2006

	General Partner	Limited Partners	Total Partners’ Capital
BALANCE, JANUARY 1,2006	$(24)	$2,060,734	$2,060,710

Capital contributions	-	135,394	135,394

Net loss	(28)	(283,955)	(283,983)

BALANCE, DECEMBER 31, 2006	$(52)	$1,912,173	$1,912,121

See accompanying notes

MEMPHIS 150 L.P. 2002

STATEMENT OF CASH FLOWS

For the year ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(283,983)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	208,990
(Increase) decrease in accounts receivable	(23,978)
Increase (decrease) in accounts payable	141
Increase (decrease) in security deposit payable	18,115
Increase (decrease) in accrued expenses	59,321
Net cash provided by (used in) operating activities	(21,394)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in due to related parties	31,975
Increase (decrease) in developer fee payable	(122,690)
Capital contributions	135,394
Net cash provided by (used in) financing activities	44,679

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,285

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	942

CASH AND CASH EQUIVALENTS AT END OF YEAR	$24,227

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest	$250,879

See accompanying notes

MEMPHIS 150 2002 L.P.

NOTES TO THE FINANCIAL STATEMENTS

December, 31 2006

1.	General

Memphis 150 L.P. 2002 (the “Partnership”) was formed under the laws of the State of Tennessee to conduct the business of owning and operating real property located in Memphis, Tennessee. The Partnership owns Memphis 150, a 90-home scattered site property (the “Property”), developed and operated under the low-income housing tax credit program.

The Partnership is owned 99.98% by the limited partner, WNC Housing Tax Credit Fund VI, L.P., Series 11, and 0.01% by the special limited partner, WNC Housing, L.P., collectively, the “Limited Partners.” Harold E. Buehler, Sr. and Jo Ellen Buehler, collectively the “General Partner,” own the remaining 0.01%.

Profits and losses are generally allocated 0.01% and 99.99% to the General Partner and Limited Partners, respectively, pursuant to the Second Amended and Restated Agreement of Limited Partnership dated April 11, 2005 (“Partnership Agreement”). Under the terms of the Partnership Agreement, the Limited Partners are required to provide capital contributions totaling $2,708,151. The total capital contributions required pursuant to the Partnership Agreement are subject to adjustment based on the amount of low-income housing tax credits allocated to the Partnership. As of December 31, 2006, the General Partner provided $100 in capital contributions. As of December 31, 2006, the Limited Partners provided capital contributions totaling $2,437,092.

2.	Summary of significant accounting policies and nature of operations

Basis of accounting

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less from the acquisition date. Restricted cash is not considered cash equivalents.

Concentration of credit risk

The Partnership places its temporary cash investments with high credit quality financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

MEMPHIS 150 2002 L.P.

NOTES TO THE FINANCIAL STATEMENTS

December, 31 2006

2.	Summary of significant accounting policies and nature of operations (continued)

Buildings

Buildings of $5,613,231 are recorded at cost and depreciated over their estimated useful lives of 27.5 years under the straight-line method. Depreciation expense for the year ended December 31, 2006 was $204,120. Accumulated depreciation as of December 31,2006 was $263,480.

Intangible assets

Intangible assets include permanent loan fees of $25,500 which are amortized over 30 years, and tax credit monitoring fees of $60,300 which are amortized over 15 years using the straight-line method. Amortization expense for the year ended December 31, 2006 was $4,870. Total accumulated amortization for perm loan and tax credit fees, as of December 31, 2006, was $5,276.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived asset is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2006.

Income taxes

Income or loss of the Partnership is allocated .01% to the General Partner and 99.99% to the Limited Partners. No income tax provision has been included in the financial statements since profit or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

Revenue recognition

Rental revenue attributable to residential leases is recorded when due from residents, generally upon the first day of each month. Leases are for periods of up to one year, with rental payments due monthly. Other revenue results from fees for late payments, cleaning, and damages and is recorded when earned.

Economic concentrations

The Partnership operates a scattered site property in Memphis, Tennessee. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the demand for such housing.

3.	Related party transactions

Due to related parties

The General Partner has advanced funds on behalf of the Partnership to pay costs related to the construction and the repair of the Property. As of December 31, 2006, construction costs payable of $800,771 were included in due to related parties and are payable from available cash flow.

Buehler Enterprises, Inc. has advanced funds on behalf of the Partnership to pay costs related to operating expenses incurred by the Partnership. As of December 31, 2006, $24,975 of such costs were included in due to related parties on the accompanying balance sheet. This amount is payable from available cash flow.

MEMPHIS 150 2002 L.P.

NOTES TO THE FINANCIAL STATEMENTS

December, 31 2006

3.	Related party transactions (continued)

Developer fee payable

Pursuant to the Development Agreement, Buehler Enterprises, Inc., an affiliate of the General Partner, earned a developer fee of $506,887 related to the development of the Property. The entire developer fee has been capitalized into buildings. As of December 31, 2006, the accompanying balance sheet reflects a developer fee payable in the amount of $386,887 which is payable from available cash flow.

Property management fees

Buehler Enterprises, Inc., an affiliate of the General Partner, manages the Property pursuant to a management agreement dated January 2, 2004. The management agreement provides for a management fee of 8% of monthly rental collections. The Partnership incurred property management fees of $42,837 during 2006.

Asset management fee

Pursuant to the Partnership Agreement, the Partnership shall pay to the Limited Partner, an annual asset management fee equal to 15% of net operating income, as defined, but no less than $7,000 annually for the Limited Partner’s services in assisting with the preparation of tax returns and other reports. For the year ended December 31, 2006, a fee of $7,000 was expensed to operations. As of December 31, 2006, an accrued asset management fee of $7,000 is included in due to related parties on the accompanying balance sheet. This amount is payable from available cash flow.

4.	Construction loan payable

The Partnership obtained a construction loan from Wachovia Bank. The terms are set forth below:

Maximum loan amount:	$2,450,000
Interest rate:	9.25%
Maturity date:	August 31, 2007

The construction loan payable is secured by a deed of trust on the Property. Interest on the loan is payable in monthly installments. As of December 31, 2006, the outstanding balance was $2,450,000. There was no accrued interest as of December 31, 2006.

5.	Low-income housing tax credits

The Partnership expects to generate an aggregate of $3,660,030 of federal low-income housing tax credits (“Tax Credits”). Generally, such Tax Credits become available for use by its partners pro-rata over a ten-year period that began in 2005. To qualify for the Tax Credits, the Partnership must meet certain requirements, including attaining a qualified eligible basis sufficient to support the allocation and renting the Property pursuant to Internal Revenue Code Section 42 (“Section 42”) which regulates the use of the Property as to occupant eligibility and unit gross rent, among other requirements. In addition, the Partnership executed a land use restriction agreement, which requires the Property to be in compliance with Section 42 for a minimum of 30 years. Because the Tax Credits are subject to complying with certain requirements, there can be no assurance that the aggregate amount of Tax Credits will be realized and failure to meet all such requirements may result in generating a lesser amount of Tax Credits than expected.

MEMPHIS 150 2002 L.P.

NOTES TO THE FINANCIAL STATEMENTS

December, 31 2006

5.	Low-income housing tax credits (continued)

As of December 31, 2006, the Partnership had generated $370,017 of Tax Credits.

The Partnership anticipates generating Tax Credits as follows:

Year ending December 31,
2007	$366,003
2008	366,003
2009	366,003
2010	366,003
2011	366,003
Thereafter	1,459,998
Total	$3,290,013

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

MEMPHIS 150 L.P. 2002

DECEMBER 31, 2007

MEMPHIS 150 LP. 2002

INDEPENDENT AUDITOR’S REPORT

To the Partners

MEMPHIS 150 L.P. 2002

We have audited the accompanying balance sheet of MEMPHIS 150 LP. 2002, as of December 31, 2007 and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MEMPHIS 150 L.P. 2002 as of December 31, 2007 and the results of its operations, changes in partners’ capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Metairie, Louisiana

July 23, 2008

2

MEMPHIS 150 LP. 2002

BALANCE SHEET

DECEMBER 31, 2007

ASSETS

Assets
Cash and equivalents	$42,773
Accounts receivable	10,728
Land	228,000
Buildings, net of accumulated depreciation	5,145,631
Intangible assets, net of accumulated amortization	143,696

Total assets	$5,570,828

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Accounts payable	$141
Security deposits payable	25,257
Accrued expenses	199,798
Due to related parties	825,746
Developer fee payable	386,887
Construction loan payable	2,450,000

Total Liabilities	3,887,829

Partners’ capital	1,682,999

Total liabilities and partners’ capital	$5,570,828

See accompanying notes

3

MEMPHIS 150 L.P. 2002

STATEMENT OF OPERATIONS

DECEMBER 31, 2007

Revenue
Rental revenue	$563,633
Other revenue	13,217

Total revenue	576,850

Operating expenses

General and administrative	17,440
Payroll	16,369
Utilities	9,149
Tax and insurance	117,738
Property management fee	52,918
Asset management fee	7,000
Repairs and maintenance	91,776
Marketing and advertising	1,447
Legal and other professional fees	31,094

Total operating expenses	344,931

Operating income	231,919

Other income and (expenses)
Interest income	2
Interest expense	(251,095)
Depreciation and amortization	(209,948)

Net other income and (expenses)	(461,041)

Net income (loss)	$(229,122)

See accompanying notes

4

MEMPHIS 150 L.P. 2002

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

DECEMBER 31, 2007

	General Partner	Limited Partners	Total Partners’ Capital

Balance - January 1, 2007	$(52)	$1,912,173	$1,912,121

Net Income (Loss)	(23)	(229,099)	(229,122)

Balance - December 31, 2007	$(75)	$1,683,074	$1,682,999

See accompanying notes

5

MEMPHIS 150 L.P. 2002

STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

Cash flows from operating activities:
Net Income	$(229,122)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	209,948
(Increase) decrease in accounts receivable	13,250
Increase (decrease) in accrued liabilities	97,068
Increase (decrease) in security deposits	(3,598)
Total adjustments	316,668
Net cash provided (used) by operating activities	87,546

Cash flows from financing activities:
Loan fees	(69,000)
Net cash provided (used) by financing activities	(69,000)

Net increase (decrease) in cash and equivalents	18,546
Cash and equivalents, beginning of year	24,227

Cash and equivalents, end of year	$42,773

See accompanying notes

6

MEMPHIS 150 L.P. 2002

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE A - NATURE OF OPERATIONS

Memphis 150 L.P. 2002 (the “Partnership”) was formed under the laws of the State of Tennessee to conduct the business of owning and operating real property located in Memphis, Tennessee. The Partnership owns Memphis 150, a 90-home scattered site property (the “Property”), developed and operated under the low-income housing tax credit program.

The Partnership is owned 99.98% by the limited partner, WNC Housing Tax Credit Fund VI, L.P., Series 11, and 0.01% by the special limited partner, WNC Housing, L.P., collectively, the “Limited Partners.” Harold E, Buehler, Sr. and Jo Ellen Buehler, collectively the “General Partner,” own the remaining 0.01%.

Profits and losses are generally allocated 0.01% and 99.99% to the General Partner and Limited Partners, respectively, pursuant to the Second Amended and Restated Agreement of Limited Partnership dated April 11, 2005 (“Partnership Agreement”). Under the terms of the Partnership Agreement, the Limited Partners are required to provide capital contributions totaling $2,708,151. The total capital contributions required pursuant to the Partnership Agreement are subject to adjustment based on the amount of low-income housing tax credits allocated to the Partnership. As of December 31, 2007, the General Partner provided no capital contributions. As of December 31, 2007, the Limited Partners provided capital contributions totaling $2,437,092.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less from the acquisition date. Restricted cash is not considered cash equivalents.

Concentration of credit risk

The Partnership places its temporary cash investments with high credit quality financial institutions. At times, the account balances may exceed the institutions’ federally insured limits. The Partnership has not experienced any losses in such accounts.

7

MEMPHIS 150 L.P. 2002

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Buildings

Buildings are recorded at cost and depreciated over their estimated useful lives of 27.5 years under the straight-line method. Depreciation expense for the year ended December 31, 2007 was $204,120. Accumulated depreciation as of December 31, 2007 was $467,600.

Intangible assets

Intangible assets include permanent loan fees of $94,500 which are amortized over 30 years, and tax credit monitoring fees of $60,300 which are amortized over 15 years using the straight-line method. Amortization expense for the year ended December 31, 2007 was $5,828. Total accumulated amortization for permanent loan and tax credit fees, as of December 31, 2007, was $11,104.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived asset is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007.

Income taxes

Income or loss of the Partnership is allocated .01% to the General Partner and 99.99% to the Limited Partners. No income tax provision has been included in the financial statements since profit or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

Revenue recognition

Rental revenue attributable to residential leases is recorded when due from residents, generally upon the first day of each month. Leases are for periods of up to one year, with rental payments due monthly. Other revenue results from fees for late payments, cleaning, and damages and is recorded when earned.

8

MEMPHIS 150 L.P. 2002

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Economic concentrations

The Partnership operates a scattered site property in Memphis, Tennessee. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the demand for such housing.

NOTE C - RELATED PARTY TRANSACTIONS

Due to related parties

The General Partner has advanced funds on behalf of the Partnership to pay costs related to the construction of the Property. As of December 31, 2007, construction costs payable of $790,771 were included in due to related parties and are payable from available cash flow.

Buehler Enterprises, Inc. has advanced funds on behalf of the Partnership to pay costs related to operating expenses incurred by the Partnership. As of December 31, 2007, $34,975 of such costs were included in due to related parties on the accompanying balance sheet. This amount is payable from available cash flow.

Developer fee payable

Pursuant to the Development Agreement, Buehler Enterprises, Inc., an affiliate of the General Partner, earned a developer fee of $509,577 related to the development of the Property. The entire developer fee has been capitalized into buildings. As of December 31, 2007, the balance sheet reflects a developer fee payable in the amount of $386,887 which is payable from available cash flow.

Property management fee

Buehler Enterprises, Inc., an affiliate of the General Partner, manages the Property pursuant to a management agreement dated January 2, 2004. The management agreement provides for a management fee of 8% of monthly rental collections. The Partnership incurred property management fees of $52,918 during 2007.

Asset management fee

Pursuant to the Partnership Agreement, the Partnership shall pay to the Limited Partner, an annual asset management fee equal to 15% of net operating income, as defined, but no less than $7,000 annually for the Limited Partner’s services in assisting with the preparation of tax returns and other reports. For the year ended December 31, 2007, a fee of $7,000 was expensed to operations. As of December 31, 2007, an accrued asset management fee of $7,000 is included in accrued expenses on the accompanying balance sheet. This amount is payable from available cash flow.

9

MEMPHIS 150 L.P. 2002

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE D - CONSTRUCTION LOAN PAYABLE

The Partnership obtained a construction loan from Wachovia Bank. The terms are set forth below:

Maximum loan amount:	$2,450,000
Interest rate:	Variable
Maturity date:	September 23, 2006

The construction loan payable is secured by a deed of trust on the Property. Interest on the loan is payable in monthly installments. As of December 31, 2007, the outstanding balance was $2,450,000. There was no accrued interest as of December 31, 2007.

NOTE E - LOW-INCOME HOUSING TAX CREDITS

The Partnership expects to generate an aggregate of $3,660,030 of federal low-income housing tax credits (“Tax Credits”). Generally, such Tax Credits become available for use by its partners pro-rata over a ten-year period that began in 2005. To qualify for the Tax Credits, the Partnership must meet certain requirements, including attaining a qualified eligible basis sufficient to support the allocation and renting the Property pursuant to Internal Revenue Code Section 42 (“Section 42”) which regulates the use of the Property as to occupant eligibility and unit gross rent, among other requirements. In addition, the Partnership executed a land use restriction agreement, which requires the Property to be in compliance with Section 42 for a minimum of 30 years. Because the Tax Credits are subject to complying with certain requirements, there can be no assurance that the aggregate amount of Tax Credits will be realized and failure to meet all such requirements may result in generating a lesser amount of Tax Credits than expected.

As of December 31, 2007, the Partnership had generated $736,289 of Tax Credits. The Partnership anticipates generating Tax Credits as follows:

Year ending December 31,
2008	$366,003
2009	366,003
2010	366,003
2011	366,003
2012	366,003
Thereafter	1,093,726

Total	$2,923,741

10

MEMPHIS 150 L.P. 2002

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE F - SUBSEQUENT EVENT

On March 25, 2008, the construction loan was converted into a permanent mortgage loan secured by the Project. The mortgage payable has been allocated to each of the 90 homes and a mortgage deed has been executed for each separate building. The terms are set forth below:

Loan amount:	$2,700,000
Maturity date:	March 26, 2023
Interest rate:	6.59%

11